Exhibit 8.1

Mazanti-Andersen Advokatpartnerselskab VAT: DK35892052 www.mazanti.dk	Amaliegade 10 DK-1256 København K +45 3314 3536 Klosterbakken 12 DK-5000 Odense C +45 6314 1414

EVAXION BIOTECH A/S

Dr Neergaards Vej 5F

2970 Hørsholm

7.7.2022 Ref. 61047LLJ ID 3158	Opinion regarding the registration with the US Securities and exchange Commission of American Depositary Shares representing ordinary shares in the share capital of Evaxion Biotech A/S

Lars Lüthjohan

Attorney-at-law	1.	Introduction

D: +45 3319 3749

M: +45 4028 3536 llj@mazanti.dk	1.1	I act as a Danish tax adviser to Evaxion Biotech A/S (the “Issuer”) with the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein (the “Prospectus”), other than expressly stated herein with respect to the statements in the Registration Statement under the heading “Danish Tax Considerations” on page 40-45. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.	Danish Law

2.1	This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3.	Scope of Inquiry

3.1	For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1	A copy of the Registration Statement.

3.1.2	A copy of the Issuer’s deed of incorporation and articles of association as in effect on today’s date;

3.2	In addition I have examined such documents, and performed such other investigations, as I consider for the purpose of this opinion. My examination has been limited to the text of the documents. With your consent I have relied upon certificates and other assurances of officers of the Issuer and others as to factual matters without having independently verified such factual matters.

4.	Opinion

4.1	Based on the documents and investigations referred to in paragraph 3, I am of the following opinion:

The statements in the Registration Statement under the heading “Danish Tax considerations” on page 40-45, insofar they purport to constitute summaries of certain provisions of Danish tax law include accurate summaries thereof in all material respects.

5.	Reliance

5.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

5.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

5.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to Mazanti-Andersen Law Firm giving this opinion under the heading “Danish Tax Considerations” in the Registration Statement.

5.4	The previous sentence is no admittance from me (or Mazanti-Andersen Law Firm) that I am (or Mazanti-Andersen Law Firm is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely

/s/ Lars Lüthjohan
Lars Lüthjohan

Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Issuer” means Evaxion Biotech A/S, with corporate seat in Hørsholm, Denmark.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on Form F-1 in relation to the Registration filed with the SEC on July 7, 2022, as amended and supplemented to the date hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means up to those 4,649,250 ordinary shares, which may be represented by American Depositary Shares and that may be issued from time to time by the Company as set out in the Registration Statement.

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